UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2011

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 18, 2011.

(b)
The shareholders elected Class III Director nominees William F. Galtney, Jr., John P. Phelan and Roger M. Singer; appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; approved an amendment to the Company’s Bye-laws to allow the declassification of the Board of Directors; approved the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan, as amended; approved, by non-binding advisory vote, 2010 compensation paid to the Company’s Named Executive Officers and approved, by non-binding advisory vote, the Board’s recommendation that future non-binding advisory votes on executive compensation be held every year.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	54,575,638

		Against or
	For	Withheld	Abstain	Non-votes

Election of Class III directors each to serve a three year period to expire at the 2014 Annual General Meeting of Shareholders:

William F. Galtney, Jr.	47,836,377	4,768,154	-	1,971,107
John P. Phelan	52,164,794	439,737	-	1,971,107
Roger M. Singer	51,343,110	1,261,421	-	1,971,107

Appointment of PricewaterhouseCoopers LLP as the Company's
independent registered public accounting firm for the year ending	54,056,985	516,871	1,782	-
December 31, 2011

Approval of an amendment to the Company's Bye-laws to allow the
declassification of the Board of Directors	53,953,043	608,409	14,186	-

Approval of the Everest Re Group, Ltd. Executive Performance Annual
Incentive Plan, as amended	50,438,622	1,803,324	362,585	1,971,107

Approval, by non-binding advisory vote, of 2010 compensation paid
to the Company's Named Executive Officers	45,024,220	7,475,497	104,814	1,971,107

Approval, by non-binding advisory vote, of the Board's recommendation that future non-binding advisory votes on executive compensation be held every year:

One Year	48,711,609	-	-	-
Two Years	73,819	-	-	-
Three Years	3,761,229	-	-	-
		-	57,874	1,971,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated:  May 20,  2011